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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------



       Date of report (Date of earliest event reported): February 14, 2000
                                                         -----------------



                                  CCG VIII, LLC
                                  -------------
                           BRESNAN CAPITAL CORPORATION
                           ---------------------------
           (Exact names of registrants as specified in their charters)


                                    Delaware
                                    --------
                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)



          333-77637                                         38-2558446
          ---------                                         ----------
         333-77637-01                                       13-3887244
         ------------                                       ----------
    (Commission File Numbers)                            (Federal Employer
                                                       Identification Numbers)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                             63131
-------------------                                             -----
(Address of Principal Executive Offices)                        (Zip Code)

(Registrant's telephone number, including area code)            (314) 965-0555
                                                                --------------

709 Westchester Avenue
White Plains, New York 10604
----------------------------

(Former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANTS.

         On February 14, 2000, Charter Communications Holding Company, LLC (Charter Holdco) and Charter Communications Holdings, LLC (Charter Holdings), each managed by Charter Communications, Inc., completed the acquisition (the "Bresnan Sale") of Bresnan Communications Company Limited Partnership (Bresnan Communications Company), pursuant to a Purchase and Contribution Agreement, entered into as of June 29, 1999, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., TCI Bresnan LLC and Charter Holdco, as amended by the first amendment. Immediately prior to the Bresnan Sale, Charter Holdco was 40.6% owned by Charter Communications, Inc. and Charter Holdings was 100% owned by Charter Holdco. Prior to the Bresnan Sale, Charter Holdco assigned a portion of its rights to purchase Bresnan Communications Company to Charter Holdings.

         As part of the transactions described above, Charter Holdco and Charter Holdings purchased approximately 52% of Bresnan Communications Company from certain of the Bresnan sellers for cash, and certain of the Bresnan sellers contributed approximately 18% of Bresnan Communications Company to Charter Holdco in exchange for approximately 14.8 million Class C common membership units of Charter Holdco, an approximate 2.6% equity interest in Charter Holdco. Charter Holdco then transferred its purchased interests in Bresnan Communications Company to Charter Holdings. Thereafter, Charter Holdings and certain of the Bresnan sellers, TCID of Michigan, Inc. and TCI Bresnan LLC, contributed all of the outstanding interests in Bresnan Communications Company to CC VIII, LLC (CC VIII), a subsidiary of Charter Holdings, and Bresnan Communications Company was dissolved. In exchange for the contribution of their interests in Bresnan Communications Company to CC VIII, TCID of Michigan, Inc. and TCI Bresnan LLC received approximately 24.2 million Class A preferred membership units in CC VIII representing approximately 30.0% of the equity of CC VIII and are entitled to a 2% annual return on their preferred membership units. As a result of the dissolution of Bresnan Communications Company, CC VIII succeeded to all of the rights and obligations of Bresnan Communications Company and became the successor parent entity of the Bresnan subsidiaries, including Bresnan Communications Group LLC (Bresnan Communications Group) and the Bresnan cable systems. CC VIII is a Delaware limited liability company and is managed by Charter Communications, Inc.. The members of CC VIII are Charter Holdings, TCID of Michigan, Inc. and TCI Bresnan LLC.

         The purchase price for Bresnan Communications Company was approximately $3.1 billion, subject to adjustment, and was comprised of approximately $1.1 billion in cash, approximately $380.0 million and $630.0 million in equity in Charter Holdco and CC VIII, respectively, and approximately $1.0 billion in assumed debt. The cash portion of the purchase price was funded with a portion of the proceeds from Charter Communications, Inc.'s initial public offering of Class A common stock and $30.0 million in additional borrowings under Bresnan's credit facilities.

         The membership units received by the Bresnan sellers are exchangeable on a one for one basis for Class A common stock of Charter Communications, Inc.. Additionally, beginning on February 14, 2002, the Bresnan sellers have the right to require Paul G. Allen, the owner of all of the outstanding Class B common stock of Charter Communications, Inc., or his designee, to purchase their membership units or shares of Class A common stock received in exchange for their membership units, for an aggregate purchase price equal to approximately $1.0 billion increased at a rate of 4.5% per annum. These rights terminate on April 15, 2002.

         The Bresnan cable systems are located in Michigan, Minnesota, Wisconsin and Nebraska and serve approximately 690,000 customers, including approximately 24,000 customers served by cable systems acquired by Bresnan Communications Company since December 31, 1999 or in a pending acquisition. For the year ended December 31, 1999, the revenues from the Bresnan cable systems were approximately $283.6 million.


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ITEM 5.  OTHER EVENTS.

         After the transactions described above, the name of Bresnan Communications Group was changed to CCG VIII, LLC (CCG). The sole member of CCG is CC VIII. CCG is a manager-managed limited liability company, the manager of which is Charter Communications, Inc.

         The acquisition of Bresnan Communications Company constituted a change in control under the indenture governing CCG's and its wholly owned subsidiary Bresnan Capital Corporation's (Bresnan Capital) publicly held 8.00% senior notes due 2009 and 9.25% senior discount notes due 2009. The indenture governing these notes provides that upon the occurrence of a change of control, the issuers shall make an offer to repurchase each holder's 8.00% senior note at a cash offer price equal to 101% of the senior note's principal amount plus accrued and unpaid interest thereon, if any, on the change of control offer payment date and to repurchase any and all of each holder's 9.25% senior discount note at a cash offer price equal to 101% of the accreted value of the senior discount note on the change of control offer payment date. Accordingly, as permitted under the indenture, Charter Holdco, in place of CCG and Bresnan Capital made an offer to repurchase the notes on February 15, 2000. The change of control offer expires on March 20, 2000; the change of control offer payment date is anticipated to be March 23, 2000.

         In connection with the closing of the Bresnan Sale, Bresnan's credit agreement was amended to increase the borrowing availability to $900.0 million.

         Charter Communications, Inc., an entity controlled by Paul G. Allen, was named manager of CC VIII pursuant to the terms of the Limited Liability Company Agreement for CC VIII, LLC, dated as of February 14, 2000. Furthermore, Charter Communications, Inc. now manages and operates the Bresnan cable systems pursuant to a Management Agreement entered into with certain subsidiaries of CC
VIII. The term of the management agreement is ten years, commencing on February 14, 2000. Charter Communications, Inc. is entitled to reimbursement for all expenses, costs, losses and liabilities or damages incurred by Charter Communications, Inc. in connection with the performance of its services. Payment of the management fee is permitted under Bresnan's credit agreement, but ranks below Bresnan's senior debt and shall not be paid except to the extent permitted under the Bresnan credit agreement.

         Effective February 14, 2000, Jerald L. Kent was appointed as the sole member of the Board of Directors of CC VIII and each of its subsidiaries.

         In connection with the Bresnan Sale, the address of the corporate offices of CCG and Bresnan Capital Corporation became 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial statements of business acquired.

              Not applicable.

         (b)  Pro forma financial information.

              Not applicable.

         (c)  Exhibits.

              The following are furnished as exhibits to this report:

              4.1 Indenture, dated February 2, 1999, among Bresnan Communications Group LLC (now known as CCG VIII, LLC), Bresnan Capital Corporation and State Street Bank and Trust Company, as trustee, relating to the Issuers' $170,000,000 principal amount of 8% Senior Notes due 2009 and $275,000,000 aggregate principal amount at maturity of 9 1/4% Senior Discount Notes due 2009 (incorporated by reference to the Registration Statement of Bresnan Communications Group LLC and Bresnan Capital Corporation filed on Form S-4 on May 3, 1999, File Nos.
                      333-77637 and 333-77637-01).

              10.3 Purchase and Contribution Agreement, entered into as of June 1999, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., TCI Bresnan LLC and Charter Communications Holding Company, LLC (incorporated by reference to the Registration Statement of Charter Communications, Inc. filed on Form S-1 on September 28, 1999, File No. 333-83887).

              10.3(a) First Amendment to Purchase and Contribution Agreement
                      dated as of February 14, 2000, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners, L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III, L.P.), TCID of Michigan, Inc., TCI Bresnan, LLC and Charter Communications Holding Company, LLC (incorporated by reference to the Current Report of Charter Communications, Inc. filed on Form 8-K on February 29, 2000, File No. 000-27927).

              10.4 Management Agreement, dated as of February 14, 2000, between CC VIII Operating, LLC, Charter Telephone of Michigan, LLC (formerly known as TCID of Michigan, Inc., Charter Telephone of Minnesota, LLC (formerly known as TCI Bresnan LLC), Midwest Video Electronics, Inc. and Charter Communications, Inc. (incorporated by reference to the Current Report of Charter Communications, Inc. filed on Form 8-K on February 29, 2000, File No. 000-27927).

              99.1 Press release dated February 14, 2000 (incorporated by reference to the Current Report of Charter Communications, Inc. filed on Form 8-K on February 29, 2000, File No. 000-27927).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.




                                     CCG VIII, LLC

                                     BRESNAN CAPITAL CORPORATION



Dated February 28, 2000              By:    /s/ KENT D. KALKWARF
                                            --------------------
                                            Name:  Kent D. Kalkwarf
                                            Title: Senior Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer
                                                   and Principal Accounting
                                                   Officer)





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                                  EXHIBIT INDEX
                                  -------------

4.1 Indenture, dated February 2, 1999, among Bresnan Communications Group LLC (now known as CCG VIII, LLC), Bresnan Capital Corporation and State Street Bank and Trust Company, as trustee, relating to the Issuers' $170,000,000 principal amount of 8% Senior Notes due 2009 and $275,000,000 aggregate principal amount at maturity of 9 1/4% Senior Discount Notes due 2009 (incorporate by reference to the Registration Statement of Bresnan Communications Group LLC and Bresnan Capital Corporation filed on Form S-4 on May 3, 1999, File Nos. 333-77637 and 333-77637-01).

10.3 Purchase and Contribution Agreement, entered into as of June 1999, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., TCI Bresnan LLC and Charter Communications Holding Company, LLC (incorporated by reference to the Registration Statement of Charter Communications, Inc. filed on Form S-1 on September 28, 1999, File No. 333-83887).

10.3(a) First Amendment to Purchase and Contribution Agreement dated as of February 14, 2000, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners, L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III, L.P.), TCID of Michigan, Inc., TCI Bresnan, LLC and Charter Communications Holding Company, LLC (incorporated by reference to the Current Report of Charter Communications, Inc. filed on Form 8-K on February 29, 2000, File No. 000-27927).

10.4 Management Agreement, dated as of February 14, 2000, between CC VIII Operating, LLC, Charter Telephone of Michigan, LLC (formerly known as TCID of Michigan, Inc., Charter Telephone of Minnesota, LLC (formerly known as TCI Bresnan LLC), Midwest Video Electronics, Inc. and Charter Communications, Inc. (incorporated by reference to the Current Report of Charter Communications, Inc. filed on Form 8-K on February 29, 2000, File No. 000-27927).

99.1 Press release dated February 14, 2000 (incorporated by reference to the Current Report of Charter Communications, Inc. filed on Form 8-K on February 29, 2000, File No. 000-27927).